UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2013

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement

On June 14, 2013, the Company entered into a revolving line of credit with SC Capital Group.  The material terms of the line of credit are as follows:

(a)	The Company to borrow up to $500,000.
(b)	The amount that the Company borrows will carry an interest equal to nine percent (9%) per annum.
(c)	The Company will pay the accrued interest on any outstanding principal balance on the 15th of each month.
(d)	The maturity date is December 31, 2015.
(e)	The debt may be converted in shares of company upon the mutual agreement of both parties

The Company is forwarding the agreement to Asher pursuant to its first right of refusal.  Asher has 3 days to meet the terms.

Item 3.02	Unregistered Sales of Equity Securities

On June 14, 2013, the Company issued 24,590,164 shares of its Class A Common stock at an applicable conversion price of $0.00061 to Asher Enterprises.  Asher Enterprises converted $15,000 of its note convertible in the amount of $32,500 from its note dated December 3, 2012.  There is $17,500 remaining on the note.

On June 10, 2013, the Company issued 15,000,000 shares of its Class A Common stock at an applicable conversion price of $0.00075.  SC Capital converted $11,250 of its note convertible in the amount of $26,000 from its note dated October 26, 2012.  There is $11,250 remaining on the note.

Item 8.01	Other Events

The Company has located a 2,400 hectare project in Suriname that it intends to begin exploring in the next few weeks.  The Company expects to conduct alluvial mining while it continues to develop the hard rock project discovered on the initial site in Suriname.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Graystone Company, Inc.
Dated: June 14, 2013
	By:	/s/ Joseph Mezey
Name: Joseph Mezey
Title: CFO